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                                                                   EXHIBIT 10.22


        AMENDMENT NO. 1 TO THE AMENDED AND RESTATED SERVICE AGREEMENT


        This Amendment No. 1 to the Amended and Restated Service Agreement is entered into as of December 18, 1996 by and between Physician Reliance Network, Inc., a Texas corporation ("PHYN"), and Texas Oncology, P.A., a Texas professional association (the "Practice").

                                  RECITALS:


        WHEREAS, the Practice and PHYN are parties to an Amended and Restated Service Agreement entered into as of January 1, 1996 (the "Service Agreement"); and

        WHEREAS, the Practice and PHYN desire to amend Section 11.1 of the Agreement;

        NOW THEREFORE, in consideration of the payment of one million dollars by PHYN to the Practice and in consideration of the mutual covenants and agreements contained in the Service Agreement, the Practice and PHYN hereby agree as follows:

        1. Section 11.1 of the Agreement is deleted in its entirety and replaced with the following:

            "This Agreement shall expire on December 31, 2033 unless earlier terminated pursuant to the terms hereof."

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TEXAS ONCOLOGY, P.A.                          PHYSICIAN RELIANCE NETWORK, INC.


By:  /s/ Charles S. White, III                By:  /s/ Merrick H. Reese
     -------------------------------               -------------------------

Title:  Chair, Operating Committee            Title:  President
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